UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Securities Purchase Agreement and Content License Transaction

On November 23, 2015, YOU On Demand Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SSS Securities Purchase Agreement”) with Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”), pursuant to which the Company agreed to sell and SSS agreed to purchase 4,545,454 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), for $2.20 per share, or a total purchase price of $10.0 million. In addition, the Company agreed to issue SSS two-year warrants to acquire an additional 1,818,182 shares of Common Stock, which warrants will have an exercise price of $2.75 per share (the “SSS Securities Purchase”). Closing of the SSS Securities Purchase is subject to certain closing conditions, including receipt of approval from the holders of a majority of the issued and outstanding Common Stock, Series A Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted basis. The Company is also required to enter into a Voting Agreement and the Content License, both of which are further described below. In addition, C Media Limited (of which Xuesong Song is Chairman and Chief Executive Officer) will exchange 7,000,000 shares of its Series A Preferred Stock for 933,333 shares of our common stock, and both Xuesong Song and Shane McMahon will step down as Executive Chairman and Chairman, respectively, and their respective employment agreements shall terminate on January 31, 2016 provided that Mr. Song and Mr. McMahon will remain as members of the Board of Directors.

Prior to the closing of the SSS Securities Purchase Agreement, SSS agreed to use reasonable efforts to secure $50.0 million of financing for the Company, which proceeds will be used by the Company to produce its own original content.

Pursuant to the SSS Securities Purchase Agreement, and contingent upon the closing of the SSS Securities Purchase, the Company agreed to increase the size of its board of directors from five to eight members, and SSS will have the right to nominate up to three directors, such nomination rights intended to be proportional with its beneficial ownership following the closing of the SSS Securities Purchase. SSS will have such designation rights, proportional to its beneficial ownership, for so long as it beneficially owns at least 5% of the Common Stock.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the SSS Securities Purchase Agreement and is qualified in its entirety by reference to the SSS Securities Purchase Agreement attached hereto as Exhibit 10.1.

Content License

In connection with the closing of the SSS Securities Purchase, the Company will enter into a Content License Agreement with SSS (the “Content License”), pursuant to which SSS will grant the Company a non-exclusive, royalty-free content distribution right for certain assets valued at approximately $29.1 million, in exchange for 9,208,860 shares of Common Stock, at a value exchange of $3.16 per share. These assets include, subject to certain restrictions, the right to (i) license, exhibit, distribute, reproduce, transmit, perform, display and otherwise exploit and make available certain movies and television programs (that the Company currently has no rights to with its own content agreements and arrangements) (the “Titles”) within mainland China, (ii) copy and dub the Titles and make or have made translations of the Titles, (iii) promote each Title in any manner or media, (iv) use the Titles for audience and marketing testing, sponsor/advertiser screening and reference and file purposes and (v) include the Company’s name, trademark and logo in the Titles to identify the Company as the exhibitor of the Titles. Additionally, SSS will provide the Company with the right of first negotiation on all live-action or animated feature-length movies that SSS develops or obtains the right to license during the term of the Content License.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Content License and is qualified in its entirety by reference to the form of Content License attached hereto as Exhibit 10.2.

Tianjin Agreement

On November 23, 2015, the Company also entered into a Share Purchase Agreement with Tianjin Enternet Network Technology Limited, a PRC Company ("Tianjin"), an affiliate of SSS (the “Tianjin Agreement”). Under the Tianjin Agreement, Tianjin agreed to contribute 100% of the equity interests of Tianjin Sevenstarsflix Network Technology Limited, a PRC company (“SSF”), a to-be-formed subsidiary of Tianjin to the Company. SSF will offer a branded pay content service delivered to consumers ubiquitously through all its platform partners, will track and share consumer payments and other behavior data, will operate a customer management and data-based service and will develop mobile social TV-based customer management portals.

In exchange for the sale of the equity interest in SSF, Tianjin will receive shares of the Common Stock over three years, with the exact amount based on an earn-out provision, such amounts not to exceed 5.0 million shares of Common Stock for each of 2016, 2017 and 2018. Pursuant to the earn-out provision, Tianjin may receive up to 5.0 million shares of the Common Stock for each of 2016, 2017 and 2018 if either (i) the number of homes and/or users subscribing to one or more of the content services provided by SSF (the “Homes/Users Passed”) is greater than or equal to the earn-out Homes/Users Passed threshold or (ii) the net income of SSF’s business is greater than or equal to the earn-out net income threshold. The target thresholds for the year ending December 31, 2016 are either 50.0 million Homes/Users Passed or $4.0 million net income. The target thresholds for the year ending December 31, 2017 are either 100.0 million Homes/Users Passed or $6.0 million net income. The target thresholds for the year ending December 31, 2018 are either 150.0 million Homes/Users Passed or $8.0 million net income.

The closing of the Tianjin Agreement is subject to various closing conditions, including receipt of approval from the holders of a majority of the issued and outstanding Common Stock, Series A Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted basis. The Company is also required to enter into a Voting Agreement and the Content License, both of which are further described below.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Tianjin Agreement and is qualified in its entirety by reference to the Tianjin Agreement attached hereto as Exhibit 10.3.

Other Transaction Documents

Voting Agreement

As contemplated by the SSS Securities Purchase Agreement, the Company expects certain of its stockholders to enter into a voting agreement at closing in respect of the Company’s board of directors, including certain nominees designated by SSS.

Stockholder Agreement

On November 23, 2015, the Company entered into a voting agreement with certain stockholders, including C Media Limited (an affiliate of Xuesong Song) and Shane McMahon whereby such stockholders agreed to vote all of their shares of capital stock in the Company in favor of the issuance of securities to SSS and Tianjin under the SSS Securities Purchase Agreement, Content License and Tianjin Agreement. These holders collectively represent approximately 54% of the votes of the Company’s common stockholders, Series A stockholders and Series E stockholders voting together as a single class.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Stockholder Agreement and is qualified in its entirety by reference to the Stockholder Agreement attached hereto as Exhibit 10.4.

On November 24, 2015, the Company issued a press release announcing the entry into the SSS Securities Purchase Agreement and Tianjin Agreement, among other items. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock and the issuance of warrants to purchase Common Stock to SSS in connection with the SSS Securities Purchase and the Content License and the potential issuance of shares of the Common Stock to Tianjin in connection with the Tianjin Agreement discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The Company will issue the shares of its Common Stock and the warrants to purchase its Common Stock to SSS, and the shares of its Common Stock to Tianjin in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decrease in Size of Board; Departure of Directors

The Company’s board of directors approved a change in board size from seven to five, effective upon the Annual Meeting and end of Messrs. Liu and Clifford Higgerson’s current terms. Mr. Liu and Mr. Higgerson are not nominated for re-election to the Company’s board of directors at the 2015 Annual Meeting. In connection with the closing of the transactions described in Item 1.01 of this Form 8-K, the Company’s board of directors agreed to increase the size of the board from five to eight and to appoint certain directors as designated pursuant to the SSS Securities Purchase Agreement. In addition, both Xuesong Song and Shane McMahon agreed to step down as Executive Chairman and Chairman, respectively, and their respective employment agreements shall terminate on January 31, 2016.  However, Mr. Song and Mr. McMahon will remain as members of the Board of Directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2015, the Company’s board of directors approved an amendment of the Second Amended and Restated Bylaws of the Company (the "Bylaws Amendment"), subject to receipt of consent from the holder of a majority of the Series E Preferred Stock, which was received November 23, 2015.  The Bylaws Amendment exempts the Company from provisions 78.378 to 78.3793, inclusive, of the of Nevada Revised Statutes Sections, which, among other things, gives a minority shareholder the ability to limit the voting power of any shareholder that has a “controlling interest” in the company.

The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the Bylaws Amendment attached hereto as Exhibit 3.3.

Item 8.01.	Other Events

On November 24, 2015, the Company issued a press release announcing the entry into the SSS Securities Purchase Agreement and Tianjin Agreement, among other items. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Amendment No. 2 to the Second Amended and Restated Bylaws, adopted on November 23, 2015.
10.1	Securities Purchase Agreement, dated as of November 23, 2015, between the Company and SSS.
10.2	Form of Content License Agreement to be entered into by and between the Company and SSS.
10.3	Share Purchase Agreement, dated as of November 23, 2015, by and between the Company and Tianjin.
10.4	Voting Agreement, dated as of November 23, 2015, by and between the Company and certain stockholders.
99.1	Press Release, dated as of November 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: November 24, 2015	By:	/s/ Xuesong Song
Xuesong Song
Executive Chairman